earnings presentation • Fourth Quarter 2021 Exhibit 99.2

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2020, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

4Q 2021 results 125th Consecutive Quarter of Profitability 4 • EOP assets increased $372.5 million compared to the linked quarter to $16.3 billion • EOP loans decreased $72.6 million compared to the linked quarter to $9.3 billion • Average deposits increased $217.9 million compared to the linked quarter to $12.9 billion • EOP investment securities increased $93.4 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income - $45.7 million • Noninterest expense - $109.6 million; $94.1 million as adjusted • Efficiency ratio – 70.05%. Adjusted1 efficiency ratio – 60.24% • Effective tax rate of 14.0%. Adjusted1 effective tax rate of 22.5% • Net interest income - $110.8 million • Net interest margin of 3.19% on a GAAP basis; 3.23% on a fully tax equivalent basis1 • Net income - $46.9 million or $0.50 per diluted share. Adjusted1 net income - $54.1 million or $0.58 per diluted share • Return on average assets - 1.16%. Adjusted1 return on average assets - 1.34% • Return on average shareholders’ equity – 8.31%. Adjusted1 return on average shareholders’ equity – 9.58% • Return on average tangible common equity - 15.11%1. Adjusted1 return on average tangible common equity - 17.43% • Provision recapture - $7.7 million • Net charge-offs - $7.4 million. NCOs / Avg. Loans - 0.32% annualized • Classified Assets / Total Assets - 0.64% • ACL / Total loans - 1.42% • Total capital ratio – 14.10% • Tier 1 common equity ratio - 10.84% • Tangible common equity ratio - 7.58% • Tangible book value per share - $12.26 • Repurchased no shares during the quarter 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 1

4Q 2021 highlights • Quarterly earnings driven by strong fee income and lower credit costs • Adjusted1 earnings per share - $0.58 • Adjusted1 return on assets - 1.34% • Adjusted1 pre-tax, pre-provision return on assets - 1.54% • Adjusted1 return on average tangible common equity - 17.43% • Loan balances declined primarily due to PPP payoffs/forgiveness; Core loan balances increased $148.8 million2; Average deposit balances increased $217.9 million • Loan balances decreased $72.6 million compared to the linked quarter; PPP loan balances decreased $120.2 million, Sold $143.6 million of CRE loans, acquired $42.3 million2 of leases in Summit acquisition • C&I loan balances, excluding PPP, increased 36.2% on an annualized basis • Average deposit balances increased $217.9 million • Average transactional deposit balances grew $364.0 million compared to the linked quarter • Average noninterest bearing deposits were 32.5% of total deposits • Net interest margin (FTE) in line with expectations • 9 bp decrease from third quarter driven by PPP forgiveness fees and decline in asset yields from excess liquidity on the balance sheet • Decline in asset yields includes 2 bp decline resulting from hotel loan sale • Strong adjusted1 noninterest income of $45.4 million • Record foreign exchange income of $12.8 million, an increase of $3.6 million, or 39.4%, compared to the linked quarter • Strong wealth management fees of $6.0 million, an increase of $0.1 million, or 2.4%, compared to the linked quarter • Other noninterest income of $5.5 million, an increase of $1.1 million, or 23.9%, compared to the linked quarter • Core expenses increased $0.5 million from the linked quarter, driven by increase in incentive compensation tied to strong fee income and overall Company performance • Adjusted1 noninterest expense of $94.1 million; Adjusted1 for $6.1 million reclassification of tax credit investment write-downs, $3.5 million overdraft legal settlement, $4.1 million in Summit acquisition costs and $1.9 million of other costs such as branch consolidation and severance expenses • Efficiency ratio of 70.1%; 60.2% as adjusted1 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2 The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. 5

4Q 2021 highlights • Acquired Summit Funding Group on December 31, 20212 • $116.2 million in leases acquired; $42.3 million financing leases, $73.9 million operating • $63.0 million of goodwill and $34.6 million of other intangible assets created • $143.6 million of CRE loans sold during quarter • $133.9 million hotel loans sold to reduce concentration risk o Resulted in $9.2 million of net charge-offs • $9.7 million distressed office building • Allowance for credit loss (ACL) and provision expense declined compared to linked quarter • Loans and leases - ACL of $132.0 million; 1.42% of total loans, 1.43% excluding PPP; $9.5 million provision recapture • Unfunded Commitments - ACL of $13.4 million; $1.8 million provision expense • Provision recapture driven by lower classified asset balances and improved credit outlook • Classified assets declined $60.6 million, or 36.7% • Strong capital ratios • Total capital of 14.10%; Tier 1 common equity of 10.84% • Tangible book value decreased by $0.83 to $12.26 due to Summit acquisition • Tangible common equity of 7.58% • No shares repurchased in fourth quarter 6 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2 The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.

adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	4Q 2021			3Q 2021		
	As Reported	Adjusted [1]		As Reported	Adjusted [1]	
Net interest income	$ 110,806	$ 110,806		$ 113,410	$ 113,410	
Provision for credit losses-loans and leases	$ (9,525)	$ (9,525)		$ (8,193)	$ (8,193)	
Provision for credit losses-unfunded commitments	$ 1,799	$ 1,799		$ (1,951)	$ (1,951)	
Noninterest income	$ 45,660	$ 45,660		$ 42,537	$ 42,537	
less: gains (losses) on investment securities		306	A	-	(205)	A
less: other	-	-	A	-	500	A
Total noninterest income	$ 45,660	$ 45,354		$ 42,537	$ 42,242	
Noninterest expense	$ 109,605	$ 109,605		$ 99,058	$ 99,058	
less: tax credit investment	-	6,120	A	-	5,309	A
less: legal settlement	-	3,456	A	-	-	A
less: Summit acquistion costs	-	4,095	A	-	-	A
less: other	-	1,870	A	-	181	A
Total noninterest expense	$ 109,605	$ 94,064		$ 99,058	$ 93,568	
Income before income taxes	$ 54,587	$ 69,822		$ 67,033	$ 72,228	
Income tax expense	$ 7,642	$ 7,642		$ 7,021	$ 7,021	
plus: after-tax impact of tax credit investment @ 21%	-	4,835		-	4,194	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	3,199		-	1,091	
Total income tax expense	$ 7,642	$ 15,676		$ 7,021	$ 12,306	
Net income	$ 46,945	$ 54,146		$ 60,012	$ 59,922	
Net earnings per share - diluted	$ 0.50	$ 0.58		$ 0.63	$ 0.63	
Pre-tax, pre-provision return on average assets	1.16%	1.54%		1.41%	1.54%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

7

FIRST
first financial bancorp

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

profitability 8 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.50 $0.63 $0.52$0.48$0.49 $0.58  $0.63  $0.58  $0.50 $0.51  4Q213Q212Q211Q214Q20 Diluted EPS Adjusted EPS 1 1.16% 1.49% 1.26%1.20%1.20% 1.34% 1.49% 1.39% 1.24%1.23% 4Q213Q212Q211Q214Q20 ROA Adjusted ROA 1 15.11% 19.03% 16.31%15.24%15.50% 17.43% 19.00%18.03% 15.80%15.94% 4Q213Q212Q211Q214Q20 ROATCE Adjusted ROATCE 1 63.8% 60.0% 63.5% 63.5% 70.1% 56.8% 58.4% 58.4% 60.1% 60.2% 4Q20 1Q21 2Q21 3Q21 4Q21 Efficiency Ratio Adjusted Efficiency Ratio 1

net interest income & margin 9 Net Interest Margin (FTE) 4Q21 NIM (FTE) Progression Net Interest Income All dollars shown in millions $6.5$3.9$3.4$3.2$5.5 $2.3$3.0$3.5$3.4$3.9 $5.6$9.3$9.2$10.0 $110.8 $113.4$114.0$113.9 $118.5 4Q213Q212Q211Q214Q20 Loan Fees Loan Accretion PPP Interest/Fees 2.82%2.87%2.89%2.96%2.91% 0.18%0.11%0.10% 0.09%0.15% 0.07%0.09%0.10%0.10%0.12% 0.16%0.25%0.22% 0.25%0.31% 3.23% 3.32%3.31% 3.40% 3.49% 4Q213Q212Q211Q214Q20 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees 3Q21 3.32% PPP loan fees -0.09% Loan accretion -0.02% Other loan fees 0.07% Asset yields/mix -0.06% Deposit/funding costs/mix 0.01% 4Q21 3.23%

average balance sheet 10 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $9,283$9,503$9,832$9,952$10,128 3.96%4.03%3.98%4.03% 4.18% 4Q213Q212Q211Q214Q20 Gross Loans Loan Yield (Gross) 1 $12,885$12,667$12,711$12,372$11,925 0.10%0.10%0.12%0.14% 0.20% 4Q213Q212Q211Q214Q20 Total Deposits Cost of Deposits $4,344$4,189$4,130$3,783$3,404 2.29%2.31%2.37%2.54% 2.71% 4Q213Q212Q211Q214Q20 Average Investment Securities Investment Securities Yield

loan portfolio 11 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) 1 Net of unearned fees of $2.6 million All dollars shown in millions Total growth/(decline): ($72.6 million) ICRE $3,861  42% Commercial &  Small Business  Banking $2,660  29% Consumer $852  9% Mortgage $969  10% Oak Street $528  6% Franchise $320  3% Summit $42  0% PPP $56  1% Total $9.3 Billion 1 $49.3 $161.8 $25.3 ‐$19.8 ‐$29.5 ‐$38.2 $42.3 ‐$143.6 ‐$120.2 ICRE Commercial & Small Business Banking Consumer Mortgage Oak Street Franchise Summit Loan Sale PPP

Finance &  Insurance 23% Manufacturing 16% Real Estate 14% Accommodation  & Food Services 8% Health Care 6% Professional &  Tech 6% Construction 6% Wholesale Trade 4% Retail Trade 3% Transportation &  Warehousing 3% Other 11% C&I Loans: $2.9B Residential, Multi  Family 5+ 19% Office 18% Retail 14% Hotel/Motel 7% Nursing/Assisted  Living 6% Industrial Facility 5% Warehouse 5% Restaurant 3% Medical Office 3% Other 20% CRE Loans: $4.5B loan concentrations 12 C&I Loans by Industry CRE Loans by Collateral 1 Industry types included in Other representing greater than 1% of total C&I loans include Public Administration, Agriculture, Waste Management, Other Services, and Arts & Recreation. Includes owner-occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Manufacturing Facility, Residential 1-4 Family, Farmland, Residential Multi-Family 5+ Construction, Real Estate IUB Other, Student Housing, Church, and Recreation Facility.

deposits 13 Deposit Product Mix (Avg) 4Q21 Average Deposit Progression All dollars shown in millions Total growth/(decline): $217.9 million Interest‐bearing  demand $1,808  14% Noninterest‐ bearing $3,946  31% Savings $1,295  10% Money Markets $2,371  18% Retail CDs $974  8% Brokered CDs $382  3% Public Funds $2,109  16% Total $12.9 billion                                     $26.1 $179.6 $25.9 $49.3 ‐$27.9 ‐$117.6 $82.5 Interest‐bearing demand Noninterest‐bearing Savings Money Markets Retail CDs Brokered CDs Public Funds

noninterest income 14 Noninterest Income 4Q21 Highlights All dollars shown in thousands • Total fee income 29.2% of net revenue • Foreign exchange income of $12.8 million; increased $3.6 million, or 39.4%, from linked quarter • Trust and wealth management fees of $6.0 million; increase of $0.1 million, or 2.4%, from linked quarter • Deposit service charge income of $8.6 million; increased $0.1 million, or 1.1%, from the linked quarter • Mortgage banking income of $6.5 million; decreased $2.1 million, or 24.4%, from the linked quarter • Client derivative income of $2.3 million; remained unchanged from the linked quarter • Other noninterest income of $5.8 million; increased $1.6 million, or 37.3%, from the linked quarter • Driven by $1.2 million increase in syndication fees Service charges $8,645  19% Wealth Mgmt $6,038  13% Bankcard income $3,602  8% Client derivative  fees $2,303  5% Foreign exchange  income $12,808  28% Mortgage  origination  income $6,492  14% Other  $5,772  13% Total $45.7 million noninterest expense 15 Noninterest Expense 4Q21 Highlights All dollars shown in thousands • Core expenses increased $0.5 million from the linked quarter, driven by incentive compensation tied to overall Company performance • Adjustments include: • $6.1 million tax credit investment write-down • $3.5 million of overdraft legal settlement • $4.1 million of Summit acquisition costs • $1.9 million of other costs not expected to recur such as branch consolidation and severance Salaries and  benefits $62,170  57% Occupancy  and  equipment $8,493  8% Data processing $8,261  8% Professional  services $5,998  5% Intangible  amortization $2,401  2% Other $22,282  20% Total $109.6 million current expected credit losses - loans and leases

ACL / Total Loans



1.77%
1.71%
1.68%
1.59%
1.42%
$175.7
$169.9
$159.6
$148.9
$132.0
4Q20
1Q21
2Q21
3Q21
4Q21
Allowance for Credit Losses
ACL / Total Loans

All dollars shown in millions

4Q21 Highlights

- $145.4 million combined ACL; $7.7 million combined provision recapture
- $132.0 million ACL – loans and leases, or 1.42% of loan balances; 1.43% excluding PPP
- $9.5 million of provision recapture; driven by lower classified asset balances and improved credit outlook
- Utilized December Moody's baseline forecast in quantitative model
- $13.4 million ACL – unfunded commitments; $1.8 million provision expense for this portion of the ACL

ACL by Loan Type

	4Q20	1Q21	2Q21	3Q21	4Q21
Loans					
Commercial and industrial	$ 51,454	$ 45,139	$ 46,797	$ 43,534	$ 44,052
Lease financing	995	1,015	1,457	1,083	1,633
Real estate -construction	21,736	22,734	20,359	15,390	11,874
Real estate - commercial	76,795	78,669	70,305	68,594	53,420
Real estate - residential	8,560	7,748	6,879	6,480	6,225
Home equity	11,869	10,760	9,684	9,538	9,643
Installment	1,215	1,235	1,211	1,177	1,097
Credit card	3,055	2,623	2,898	3,107	4,048
ACL-loan and lease losses	$ 175,679	$ 169,923	$ 159,590	$ 148,903	$ 131,992
ACL-unfunded commitments	$ 12,503	$ 13,040	$ 13,558	$ 11,607	$ 13,406

All dollars shown in thousands

16

FIRST
first financial bancorp

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

asset quality 17 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $104.8 $165.5 $182.5 $196.8 $142.0 0.64% 1.04% 1.14%1.22% 0.89% 4Q213Q212Q211Q214Q20 Classified Assets Classified Assets / Total Assets $60.1 $77.8 $98.8$97.7 $89.1 0.37% 0.49% 0.62%0.60%0.56% 4Q213Q212Q211Q214Q20 NPAs NPAs / Total Assets $6.6 $9.2 $5.6 $2.5 $7.4 $11.5 $4.0 ‐$4.2 ‐$10.1 ‐$7.7 0.32% 0.10% 0.23% 0.38% 0.26% 4Q20 1Q21 2Q21 3Q21 4Q21 NCOs Provision Expense NCOs / Average Loans

hotel loan portfolio 18 • Sold 13 hotel loans totaling $133.9 million of balances • All loans were rated Watch, Special Mention, or Classified (including two nonaccrual credits under bankruptcy plans) • $9.2 million of net charge-offs recorded as a result of the sale • Reduces portfolio’s hotel concentration and exposure to: • Continued industry disruption from COVID-19 • A potential prolonged recovery in business and convention related travel • Newly constructed assets yet to stabilize • Geographic concentrations Hotels by Flag Hotels by Geography • $326 million balance represents 3.5% of the total loan portfolio • 28% decline in balances from last quarter driven by $134 million sale of hotel loan pool • Active deferrals declined to zero from $67 million as of 9/30/21 • $21 million rated substandard or worse as of 12/31/21, down 56% from last quarter Portfolio Overview Loan Sale Overview $133  41% $93  28% $52  16% $13  4% $35  11% Marriott Hilton IHG Choice Other $226  69% $100  31% Footprint Out of Footprint

Summit acquisition

Company Overview

- Summit is a full-service equipment finance company operating throughout the U.S. and Canada
- Long history of originating high-quality "bank-ready" leases
  - Attractive opportunity for First Financial to leverage low cost of funds, hold production on balance sheet and benefit from highly attractive unit economics
  - Loss-adjusted total lease yields of ~8%
- Has developed exceptional asset management expertise
- Founded, grown and managed by exceptional leadership
  - Led by founder Rick Ross; all members of management will join First Financial

Transaction Overview[1]

- $116.2 million in leases acquired; $42.3 million financing leases, $73.9 million operating
- $63.0 million of goodwill and $34.6 million of other intangible assets created

Key Statistics

Scaled Platform	• ~$400 million of annual originations (2022E), growing at double-digits • Currently manages ~$500 million outstanding balances across 4,000 leases
Deep and Diverse Relationships	• 200+ SME businesses and corporates • Significant cross-sell opportunity
Highly Attractive Risk Adjusted Returns	• Total lease yields of ~9.3% (implicit lease rate of ~6.3% and residual realization of ~3.0%) • Loss history <1% average annual COs

[1]The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.

FIRST
first financial bancorp
19

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

capital 20 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 12/31 Risk Weighted Assets = $11,645,769 All capital numbers are considered preliminary. Tier 1 Capital Ratio 10.84% 11.54%11.78%11.81%11.82% 7.00% 4Q213Q212Q211Q214Q20 Tier 1 Common Equity Ratio Basel III minimum 11.22% 11.92%12.16%12.19%12.20% 8.50% 4Q213Q212Q211Q214Q20 Tier 1 Capital Ratio Basel III minimum 14.10% 14.97%15.31%15.41%15.55% 10.50% 4Q213Q212Q211Q214Q20 Total Capital Ratio Basel III minimum 7.58% 8.21%8.37%8.22% 8.47% 4Q213Q212Q211Q214Q20 Tangible Common Equity Ratio

capital strategy 21 Strategy & Deployment Tangible Book Value Per Share • 3.8% annualized dividend yield • 45.9% of 4Q21 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 4Q21 • New repurchase plan authorized for up to 5 million shares $12.26  $13.09 $13.08  $12.78 $12.93  4Q213Q212Q211Q214Q20 Tangible Book Value per Share • Decline in TBV per share driven by Summit acquisition outlook commentary1 • Loan balances expected to grow mid single digits in near term, excluding PPP and Summit • Securities balances expected to come down slightly over the near-term • Deposit balances expected to be consistent over near-term with no significant outflows 22 • Expected to be $91-93 million; excludes Summit • Will fluctuate with fee incomeNoninterest Expense Net Interest Margin Balance Sheet Credit • Continued improvement expected in credit quality trends • Provision recapture expected in the near term, but less than back half of 2021 • Allowance for credit losses expected to decline • Uncertainty regarding supply chain, pandemic and inflation Noninterest Income • Total fee income expected to be $38-40 million; excludes Summit • Seasonal decrease in mortgage banking • Seasonal decline in overdraft fees combined with program changes 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Will be impacted by timing of PPP forgiveness fees; concludes in first half of 2022 • Expected to be relatively stable in the near-term, excluding PPP • Asset sensitive position advantageous with rising rates Capital • Will continue to evaluate capital deployment opportunities • Maintain dividend at current levels Summit • Has negligible impact on 2022 earnings per share • Near-term financial impact negatively affected by intangible amortization • $400 million of annual originations, growing at double-digits

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 23 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 24 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Dec. 31, Sep. 30, June 30, Mar. 31, Dec. 31, 2021 2021 2021 2021 2020 Net interest income 110,806$ 113,410$ 114,026$ 113,876$ 118,473$ Tax equivalent adjustment 1,386 1,434 1,619 1,652 1,613 Net interest income - tax equivalent 112,192$ 114,844$ 115,645$ 115,528$ 120,086$ Average earning assets 13,793,644$ 13,724,403$ 14,007,765$ 13,781,760$ 13,675,604$ Net interest margin1 3.19% 3.28% 3.27% 3.35% 3.45 % Net interest margin (fully tax equivalent)1 3.23% 3.32% 3.31% 3.40% 3.49 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Dec. 31, 2021	Sep. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income (a)	$ 46,945	$ 60,012	$ 50,888	$ 47,315	$ 48,312
Average total shareholders' equity	2,241,820	2,261,293	2,263,687	2,272,749	2,256,062
Less:					
Goodwill	(938,453)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(56,120)	(58,314)	(60,929)	(63,529)	(66,195)
MSR's	(14,886)	(14,215)	(13,310)	(12,749)	(12,186)
Average tangible equity (b)	1,232,361	1,250,993	1,251,677	1,258,700	1,239,910
Total shareholders' equity	2,258,942	2,236,170	2,269,507	2,258,942	2,282,070
Less:					
Goodwill	(1,000,749)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(88,898)	(56,811)	(59,391)	(61,984)	(64,552)
MSR's	(15,469)	(14,852)	(14,142)	(13,156)	(12,810)
Ending tangible equity (c)	1,153,826	1,226,736	1,258,203	1,246,031	1,266,937
Total assets	16,329,141	15,956,593	16,037,919	16,175,071	15,973,134
Less:					
Goodwill	(1,000,749)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(88,898)	(56,811)	(59,391)	(61,984)	(64,552)
MSR's	(15,469)	(14,852)	(14,142)	(13,156)	(12,810)
Ending tangible assets (d)	15,224,025	14,947,159	15,026,615	15,162,160	14,958,001
Risk-weighted assets (e)	11,645,769	11,399,782	11,318,590	11,304,012	11,219,114
Total average assets	16,036,417	15,995,808	16,215,469	16,042,654	16,030,986
Less:					
Goodwill	(938,453)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(56,120)	(58,314)	(60,929)	(63,529)	(66,195)
MSR's	(14,886)	(14,215)	(13,310)	(12,749)	(12,186)
Average tangible assets (f)	$ 15,026,958	$ 14,985,508	$ 15,203,459	$ 15,028,605	$ 15,014,834
Ending shares outstanding (g)	94,149,240	93,742,797	96,199,509	97,517,693	98,021,929
Ratios					
Return on average tangible shareholders' equity (a)/(b)	15.11%	19.03%	16.31%	15.24%	15.50%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	7.58%	8.21%	8.37%	8.22%	8.47%
Risk-weighted assets (c)/(e)	9.91%	10.76%	11.12%	11.02%	11.29%
Average tangible equity as a percent of average tangible assets (b)/(f)	8.20%	8.35%	8.23%	8.38%	8.26%
Tangible book value per share (c)/(g)	$ 12.26	$ 13.09	$ 13.08	$ 12.78	$ 12.93

All dollars shown in thousands

FIRST
first financial bancorp
25
EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	4Q21 As Reported	4Q21 Adjusted	3Q21 As Reported	3Q21 Adjusted	2Q21 As Reported	2Q21 Adjusted	1Q21 As Reported	1Q21 Adjusted	4Q20 As Reported	4Q20 Adjusted
Net interest income (f)	$ 110,806	$ 110,806	$ 113,410	$ 113,410	$ 114,026	$ 114,026	$ 113,876	$ 113,876	$ 118,473	$ 118,473
Provision for credit losses-loans and leases (j)	(9,525)	(9,525)	(8,193)	(8,193)	(4,756)	(4,756)	3,450	3,450	13,758	13,758
Provision for credit losses-unfunded commitments (j)	1,799	1,799	(1,951)	(1,951)	517	517	538	538	(2,250)	(2,250)
Noninterest income	45,660	45,660	42,537	42,537	42,987	42,987	40,322	40,322	61,515	61,515
less: gains (losses) on sale of investment securities		306		(205)		(104)		(54)		196
less: gains from the redemption of Visa B shares		-		-		-		-		13,397
less: other		-		500		-		193		(157)
Total noninterest income (g)	45,660	45,354	42,537	42,242	42,987	43,091	40,322	40,183	61,515	48,079
Noninterest expense	109,605	109,605	99,058	99,058	99,643	99,643	92,506	92,506	114,798	114,798
less: severance and merger-related expenses		-		-		98		1,261		29
less: tax credit investments		6,120		5,309		1,156		208		5,071
less: contribution to First Financial Foundation		-		-		-		-		5,000
less: debt extinguishment		-		-		-		-		7,257
less: legal settlement		3,456		-		3,825		-		-
less: Summit acquisition costs		4,095		-		-		-		-
less: COVID-19 and other		1,870		181		2,772		1,054		2,877
Total noninterest expense (e)	109,605	94,064	99,058	93,568	99,643	91,792	92,506	89,983	114,798	94,564
Income before income taxes (i)	54,587	69,822	67,033	72,228	61,609	69,564	57,704	60,088	53,682	60,480
Income tax expense	7,642	7,642	7,021	7,021	10,721	10,721	10,389	10,389	5,370	5,370
plus: tax effect of adjustments		4,835		4,194		913		501		1,428
plus: after-tax impact of tax credit investments @ 21%		3,199		1,091		1,671		164		4,005
Total income tax expense (h)	7,642	15,676	7,021	12,306	10,721	13,305	10,389	11,054	5,370	10,803
Net income (a)	$ 46,945	$ 54,146	$ 60,012	$ 59,922	$ 50,888	$ 56,259	$ 47,315	$ 49,034	$ 48,312	$ 49,677
Average diluted shares (b)	93,762	93,762	95,144	95,144	97,010	97,010	97,728	97,728	98,021	98,021
Average assets (c)	16,036,417	16,036,417	15,995,808	15,995,808	16,215,469	16,215,469	16,042,654	16,042,654	16,030,986	16,030,986
Average shareholders' equity	2,241,820	2,241,820	2,261,293	2,261,293	2,263,687	2,263,687	2,272,749	2,272,749	2,256,062	2,256,062
Less:										
Goodwill and other intangibles	(1,009,459)	(1,009,459)	(1,010,300)	(1,010,300)	(1,012,010)	(1,012,010)	(1,014,049)	(1,014,049)	(1,016,152)	(1,016,152)
Average tangible equity (d)	1,232,361	1,232,361	1,250,993	1,250,993	1,251,677	1,251,677	1,258,700	1,258,700	1,239,910	1,239,910
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.50	$ 0.58	$ 0.63	$ 0.63	$ 0.52	$ 0.58	$ 0.48	$ 0.50	$ 0.49	$ 0.51
Return on average assets - (a)/(c)	1.16%	1.34%	1.49%	1.49%	1.26%	1.39%	1.20%	1.24%	1.20%	1.23%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.16%	1.54%	1.41%	1.54%	1.42%	1.62%	1.56%	1.62%	1.62%	1.79%
Return on average tangible shareholders' equity - (a)/(d)	15.11%	17.43%	19.03%	19.00%	16.31%	18.03%	15.24%	15.80%	15.50%	15.94%
Efficiency ratio - (e)/((f)+(g))	70.1%	60.2%	63.5%	60.1%	63.5%	58.4%	60.0%	58.4%	63.8%	56.8%
Effective tax rate - (h)/(i)	14.0%	22.5%	10.5%	17.0%	17.4%	19.1%	18.0%	18.4%	10.0%	17.9%

FIRST
first financial bancorp

26

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

27 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202